Exhibit 10.35

NINTH AMENDMENT TO CREDIT AGREEMENT

        This Ninth Amendment to Credit Agreement (the “Amendment”) is made as of this 25th day of July, 2003 by and among ASCENT FUNDING, INC. (the “Borrower”), and LASALLE BANK NATIONAL ASSOCIATION (the “Bank”).

W I T N E S S E T H:

        WHEREAS, the Borrower and the Bank are parties to that certain Credit Agreement, dated as of June 6, 1997, as amended by that certain First Amendment to Credit Agreement, dated as of September 8, 1998, as further amended by that certain Second Amendment to Credit Agreement, dated as of August 12, 1999, as further amended by that certain Third Amendment to Credit Agreement, dated as of November 30, 2000 with an effective date of September 30, 2000, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of April 17, 2001, as further amended by that certain Fifth Amendment to Credit Agreement, dated as of November 27, 2001, as further amended by that certain Sixth Amendment to Credit Agreement, dated as of May 15, 2002, as further amended pursuant to that certain Seventh Amendment to Credit Agreement, dated as of November 20, 2002, and as further amended pursuant to that certain Eighth Amendment to Credit Agreement, dated as of January 27, 2003 (collectively, the “Credit Agreement”); and

        WHEREAS, the Borrower and the Bank desire to further amend the Credit Agreement as more fully set forth herein;

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION I.      DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning given to them in the Credit Agreement.

SECTION II.     AMENDMENTS TO CREDIT AGREEMENT.

        2.1     The definition of “Commitment” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and amended by inserting the following in its stead:

        “Commitment means the commitment of the Bank to make Revolving Loans hereunder in the aggregate amount of $3,000,000, as the same may be adjusted from time to time pursuant to Section 2.4 or by written agreement between the Borrower and the Bank.”

        2.2      The definition of “Revolving Loan Termination Date” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and amended by inserting the following in its stead:

        “Revolving Loan Termination Date means January 5, 2004; provided, however, if not fewer than two (2) months nor more than four (4) months prior to any Anniversary Date, the Borrower requests the Bank to extend the Revolving Loan Termination Date for an additional year and if the Bank in its sole discretion in writing within thirty (30) days of such request, grants such request, the Revolving Loan Termination Date means the date to which the Revolving Loan Termination Date has been so extended. If such date is not a Business Date, the Revolving Loan Termination Date shall be the next preceding Business Day.”

        2.3     Section 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced by inserting the following in its stead:

        “2.1 The Revolving Loans. Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving loans to the Borrower (hereinafter collectively referred to as the “Revolving Loan” or “Revolving Loans”) from time to time from the date hereof until and including the Revolving Loan Termination Date, but not exceeding in the aggregate principal amount at any one time outstanding, the lesser of (i) an amount equal to the Borrowing Base or (ii) the amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000). Each Borrowing under this Section 2.1 of (i) a Base Rate Loan shall be in the principal amount of not less than $200,000; or (ii) a LIBOR Rate Loan shall be in the principal amount of not less than $200,000. During the Commitment Period and subject to the foregoing limitations, the Borrower may borrow, repay and reborrow Revolving Loans, all in accordance with the terms and conditions of this Agreement.”

        2.3      Exhibit D, numeric paragraph 2 to the Credit Agreement is hereby deleted in its entirety and amended by inserting the following in its stead:

        “2.        has a Cut-Off Date (as defined in the Receivables Purchase Agreements) relating to the sale of such Receivable not later than two months prior to the Revolving Loan Termination Date;"

SECTION III.   CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon satisfaction of the following conditions precedent:

        3.1       The Bank shall have received a copy of this Amendment duly executed by the Borrower.

        3.2      The Bank shall have received such other documents, certificates and assurances as it shall reasonably request, all of which shall have been delivered on or prior to the date hereof.

SECTION IV.    REAFFIRMATION OF THE BORROWER. The Borrower hereby represents and warrants to the Bank that (i) the warranties set forth in Article 5 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent (a) that any such warranties relate to a specific date, or (b) changes thereto are a result of transactions for which the Bank has granted its consent; (ii) the Borrower is on the date hereof in compliance with all of the terms and provisions set forth in the Credit Agreement as hereby amended; and (iii) upon execution hereof no Event of Default has occurred and is continuing or has not previously been waived.

SECTION V.      EXPENSES. The Borrower shall pay, upon demand, all reasonable attorneys’ fees and out-of-pocket costs of the Bank in connection with this Amendment and the agreements, documents and other items contemplated hereunder.

SECTION VI.    FULL FORCE AND EFFECT. Except as herein amended, the Credit Agreement and all other Loan Documents shall remain in full force and effect.

SECTION VII.   COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year specified above.

ASCENT FUNDING, INC.

By: Name: Title:	/ Patrick Mitchell / Patrick Mitchell President

LASALLE BANK NATIONAL ASSOCIATION

By: Name: Title:	/ Bradley Kronland / Bradley Kronland Assistant Vice President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

        The undersigned, ASCENT ASSURANCE, INC. (formerly Westbridge Capital Corp.), hereby ratifies and reaffirms that certain Guaranty dated June 6, 1997 (as amended from time to time, the “Guaranty”) made by the undersigned in favor of LaSalle Bank National Association (the “Bank”) and each of the terms and provisions contained therein, and agrees that the Guaranty continues in full force and effect following the execution and delivery of the foregoing Amendment. The undersigned represents and warrants to the Bank that the Guaranty was, on the date of the execution and delivery thereof, and continues to be, the valid and binding obligation of the undersigned enforceable in accordance with its terms and that the undersigned has no claims or defenses to the enforcement of the rights and remedies of the Bank under the Guaranty.

        IN WITNESS WHEREOF, this Acknowledgment and Agreement of Guarantor has been duly authorized as of this 25th day of July, 2003.

ASCENT ASSURANCE, INC.

By: Name: Title:	/ Patrick Mitchell / Patrick Mitchell President